Exhibit 99.2
News Release

Acuity Brands, Inc. 1170 Peachtree Street, NE Suite 2400 Atlanta, GA 30309
Tel: 404 853 1400 Fax: 404 853 1420
AcuityBrands.com
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423
ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND
ATLANTA, June 24, 2011 — The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; “Company”) today declared a quarterly dividend of 13 cents per share. The dividend is payable on August 1, 2011 to shareholders of record on July 18, 2011.
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of luminaires, lighting control systems and related products and services with fiscal year 2010 net sales of over $1.6 billion. The Company’s lighting and system control product lines include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, RELOC®, Antique Street Lamps™, Tersen®, Winona Lighting®, Synergy® Lighting Controls, Sensor Switch®, Lighting Control & Design™, Dark to Light®, ROAM®, Sunoptics® and Healthcare Lighting®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America, Europe and Asia.